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EXHIBIT 10.28


                         FEDERAL-MOGUL CORPORATION
                             INVESTMENT PROGRAM
                   COMPANY MATCH REINSTATEMENT AGREEMENT


This Investment Program Company Match Reinstatement Agreement is established and is effective as of December 31, 1994, by the Federal-Mogul Corporation, a corporation organized under the laws of the State of Michigan.


1.  Purpose of the Agreement
    ------------------------

    The purpose of this Agreement is to reinstate benefits for Employees of the Corporation whose company match under the Investment Program is required to be reduced pursuant to any applicable provisions of law.


2.  Eligibility
    -----------

    An Employee is eligible to receive a benefit under this Agreement if the Employee is eligible to receive a benefit under the Investment Program.


3.  Separate Accounting
    -------------------

    A separate accounting is maintained for each Employee participating in this Agreement. Each Employee's accrued benefit is equal to the Employee's vested account balance.


4.  Credits to Accounts
    -------------------

    The following amounts are credited to each eligible Employee's separate account under this Agreement.
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    A.  Employees contributing to the Investment Program who are restricted from credits under the company match feature due to Internal Revenue Code limits shall be eligible for reinstatement benefits.


    B. Reinstatement benefits shall be equal to what the company match benefits would be, absent Internal Revenue Service limits minus company match benefits eligible under the Investment Program.


    C. Benefits under this Agreement shall be in the form of bookkeeping entries which will replicate an investment in Federal-Mogul securities used to match Investment Program contributions.


    D. Any annual limits on benefits in the Internal Revenue Code are disregarded in determining the size of credits under this Section.


5.  Vesting/Forfeiture
    ------------------

    The vested percentage of an Employee's benefit under this Agreement is equal to the vested percentage of the Employee's accrued benefit under the Investment Program. However, an Employee forfeits all benefits under this Agreement if the employer terminates the Employee for any of the following reasons.


    A.  Fraud in connection with the Employee's service.

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    B.  Embezzlement or theft of employer funds or property by the
        Employee.


    C.  Other criminal activity in connection with the Employee's service.


6.  Payment of Benefits
    -------------------

    The retirement benefits under this Agreement are paid to Employees upon termination of employment with the Company.


7.  Form of Benefit
    ---------------

    Benefits under this Agreement are paid in a lump sum within 180 days of termination of service from the Company.


8.  Income Tax Withholding
    ----------------------

    The Company shall deduct from all payments under this Agreement the account of federal and state income taxes it is required to withhold.


9.  Funding
    -------

    This Agreement is not funded. Each Employee's account consists of an entry in the Employee's financial records. Benefits are paid in cash from the Company's general assets. However, in the event of a potential hostile change in control an amount equal to the benefits which have accrued under this Agreement may be transferred to the Supplemental Compensation Retirement Trust.
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10.  General Unsecured Creditor
     --------------------------

     In the event the Company seeks protection under the federal bankruptcy laws, all persons are general unsecured creditors of the Company with respect to benefits derived from this Agreement, including benefits funded through the Supplement Compensation Retirement Trust.


11.  ERISA Status
     ------------

     This Agreement constitutes an unfunded promise to pay deferred compensation. This Agreement is not intended to comply with Section 401(a) of the Internal Revenue Code. Participation in this Agreement is limited to a select group of highly compensated Employees and it is intended to qualify as a top-hat plan for purposes of Title I of the Employee Retirement Income Security Act of 1974.


12.  Assignment
     ----------

     Except to the extent required by law, the Company does not recognize any assignment, pledge, collateralization or attachment of benefits under this Agreement.


13.  Employment Rights
     -----------------

     This Agreement is not an employment contract and it creates no right in an Employee to continue employment with the Company for any length of time.
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14.  Administrator
     -------------

     This Agreement is administered by the Retirement Programs Committee of Federal-Mogul Corporation. The Committee has the authority to do all things necessary to administer this Agreement, including construing its language and determining eligibility for benefits. The Committee has the authority to equitably adjust an Employee's rights under this Agreement or the amount of an Employee's benefit. The Committee may adopt any rules necessary to administer this Agreement which are not inconsistent with this Agreement.


15.  Incompetent Persons
     -------------------

     If the employer finds that any person entitled to a benefit under this Agreement is unable to manage his affairs because of legal incompetence, the Company, in its discretion, may pay the benefit due to such person to an individual deemed by the Company to be responsible for the maintenance of such person. Any such payment constitutes a discharge of the Company's liability under this Agreement.


16.  Expenses
     --------

     The Company is responsible for the cost of administering this Agreement.

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17.  Amendment/Termination of the Agreement
     --------------------------------------

     The Company, through the Retirement Programs Committee, may amend or terminate this Agreement at any time. An amendment may reduce or eliminate only future benefits to be paid under this Agreement.


18.  Binding Agreement
     -----------------

     This Agreement is binding on the beneficiaries, executor and administrator of the Employee, and upon the successors (by sale or otherwise) of the Company who succeed to substantially all the assets and the business of the Company.


19.  Governing Law
     --------------

     The validity and construction of this Agreement is governed by the laws of the State of Michigan, without giving effect to the principles of conflicts of laws.


20.  Construction
     ------------

     The following principles apply to the construction of this Agreement.


     A.  The Company, through the Retirement Programs Committee, has the authority to construe the language of this Agreement and to resolve all questions concerning the administration and the interpretation of this Agreement.
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     B.  If the Investment Program is amended or terminated, this
         Agreement must be construed in a manner consistent with such amendment or termination.


     C. In the event any provision of this Agreement is invalid, in whole or in part, the remaining provisions of this Agreement are unaffected and remain in full force and effect.


     D. A provision of this Agreement which is invalid in a jurisdiction should be construed in such a manner that it is valid in such jurisdiction.


     E. A provision of this Agreement which is invalid in any jurisdiction remains in effect and is enforceable in all jurisdictions in which the provision is valid.


21.  Claims Procedures
     -----------------

     The claims procedure set forth in this paragraph is the exclusive method of resolving disputes that arise under this Agreement.


     A. Any claim that a person makes under this Agreement must be in writing. All claims must be submitted to the Company within six (6) months of the date on which the claimant contends he first had a right to receive a benefit under this Agreement.

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     B.  Where the Company denies a claim, in whole or in part, it must furnish the claimant with a written notice of the denial setting forth the following information, in a manner calculated to be understood by the claimant.


         (1) A statement of the specific reasons for the denial of the claim.


         (2) References to the specific provisions of the Agreement on which the denial is based.


         (3) A description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary.


         (4) An explanation of the claims review procedure with a statement that the claimant must request review of the decision denying the claim within 90 days following the date on which such notice was received by the claimant.


         The written notice of denial must be mailed to the claimant within 90 days following the date on which the claim was received by the Company. If special circumstances require an extension of time for processing a claim, the written notice may be mailed to
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         the claimant not more than 180 days following the date on which the claim was received by the Company. Within the initial 90 day period, the claimant must be notified in writing of the extension, of the special circumstances requiring the extension and of the date by which the claimant will be furnished with written notice of the decision concerning his claim.


     C. The claimant (or an authorized representative) may request review of the denial of a claim. A request for review must be mailed to the Company within 90 days of the date on which the written notice of denial is received by the claimant and must set forth the following information


         (1) The date on which the notice of the claim was received by the claimant.


         (2) The specific portions of the denial of the claim that the claimant disputes.


         (3) A statement by the claimant setting forth the basis upon which the claimant believes the Company should reverse the denial of the claim for benefits under this Agreement.
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          (4)  Written material (included as exhibits) that the claimant desires the Company to examine.


     D. The Company must afford the claimant (or his authorized representative) an opportunity to review documents pertinent to the claim and must conduct a full and fair review of the claim and its denial. The Company's decision on review must be furnished to the claimant in writing in a manner calculated to be understood by the claimant, and it must include a statement of the reasons for the decision with references to the specific provisions of the Agreement upon which the decision is based.
         The decision on review must be mailed to the claimant within 90 days following the date on which the request for review is received by the Company. If special circumstances require an extension of time to consider a request for review, the Company's written review of the claim may be mailed to the claimant not more than 180 days after the Company received the request for review. Within the initial 90 day period, the Company must notify the claimant in writing of the extension, of the special circumstances requiring the extension and of the date by which the claimant will be furnished with written notice of the
         decision reviewing his claim.
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     E.  All written documents required by these claim procedures must be sent by first-class certified mail (return receipt requested) through the United States Postal Service. The date on which any document is mailed is determined by the postmark affixed to the document by the United States Postal Service. The date on which any document is received is determined by the date on the signed receipt for certified mail. Notices to an Employee must be mailed to the Employee's last known address. Notices to the Company must be mailed to:

               Vice President, Human Resources
               Federal-Mogul Corporation
               26555 Northwestern Highway
               Southfield, Michigan  48034


22.  Definitions
     -----------

     A. Employee - An individual who works under the direct supervision and control of the Company.


     B. Company - Federal-Mogul Corporation and its subsidiaries or affiliated entities to which the Board of Directors of Federal-Mogul Corporation extends coverage under this Agreement.


     C.  Plan Year - The 12 month period ending December 31.


     D. Investment Program - The Federal-Mogul Corporation Salaried Employees' Investment Program.